EXHIBIT 10.24

SECOND AMENDMENT
TO
SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO SENIOR UNSECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 28, 2017, by and among WESTLAKE CHEMICAL PARTNERS LP, a Delaware limited partnership (“Borrower”), as borrower and WESTLAKE CHEMICAL FINANCE CORPORATION, a Delaware corporation (“Lender”), as lender.
W I T N E S S E T H
WHEREAS, the parties hereto entered into that certain Senior Unsecured Revolving Credit Agreement, dated as of April 29, 2015, as further amended on August 1, 2017 (the “Credit Agreement”), pursuant to which the Lender has made certain financial accommodations available to the Borrower; and
WHEREAS, the Lender desires to make certain modifications to the Credit Agreement to extend the maturity date thereof as more fully set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and the payment contained herein, and subject to the terms and conditions herein set forth, the parties hereby agree as follows:
SECTION 1.DEFINITIONS
1.1    Unless otherwise defined herein, including in the text of the preamble and recitals hereto, all capitalized terms used herein shall have the respective meanings given to such terms in Section 1.1 of the Credit Agreement, as amended hereby.
1.2    The rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment in all respects.
SECTION 2.    AMENDMENT
2.1    The defined term “Loan Commitment” is hereby deleted in its entirety and replaced with the following:
“‘Loan Commitment’ shall mean the obligation of the Lender to make Loans hereunder in an aggregate principal amount at any time outstanding not exceeding $600,000,000.”.
SECTION 3.    EFFECTIVENESS
3.1    This Amendment shall become effective upon the execution and delivery of this Amendment by the Borrower and the Lender.

SECTION 4.    MISCELLANEOUS
4.1    Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement are unaffected and shall continue to be in full force and effect and shall be binding on the parties hereto in accordance with their respective terms. Each reference to the Credit Agreement therein or in any other agreement, document or instrument executed and delivered pursuant to the Credit Agreement shall mean and constitute a reference to the Credit Agreement as amended hereby. Except as specifically set forth in this Amendment, nothing in this Amendment shall be construed as modifying any other term or condition of the Credit Agreement or operate as a waiver of, or in prejudice to, any right, power or remedy of the Lender under the Credit Agreement, any applicable law or any existing or future Default or Event of Default.
4.2    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
4.3    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the party executing such counterpart, and all of which together shall constitute one instrument. Each counterpart may be delivered in original, facsimile or electronic (e.g., “.pdf”) form.
4.4    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

WESTLAKE CHEMICAL PARTNERS LP By: Westlake Chemical Partners GP LLC, its general partner as Borrower
By:	/S/ M. STEVEN BENDER
Name: M. Steven Bender
Title: Senior Vice President and Chief Financial Officer
WESTLAKE CHEMICAL FINANCE CORPORATION as Lender
By:	/S/ JEFF HOLY
Name: Jeff Holy
Title: Vice President and Treasurer